UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 26, 2008

Glowpoint, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ	07205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 235-3888

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION AND BYLAWS; CHANGE IN FISCAL YEAR

On January 26, 2008, the Board of Directors of Glowpoint, Inc. (the "Company") amended the Company's by-laws, effective immediately, to provide that executive vice presidents are officers of the Company and require appointment by the Board of Directors, while vice presidents shall not be officers of the Company nor perform any policy-making function on behalf of the Company and may be appointed by the Company’s president. The amendment to the by-laws is attached hereto as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired. Not Applicable.

(b)   Pro Forma Financial Information. Not Applicable.

(c)   Shell Company Transactions. Not Applicable

(d)   Exhibits

Exhibit No.	Description
3.1	Amendment to the By-Laws of Glowpoint, Inc., amended as of January 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: January 30, 2008	/s/ Edwin F. Heinen
Edwin F. Heinen
Chief Financial Officer